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                                                                    EXHIBIT 1(l)


                                 THE GALAXY FUND

                        (A Massachusetts Business Trust)

                     CERTIFICATE OF CLASSIFICATION OF SHARES

         I, W. Bruce McConnel, III, do hereby certify as follows:

         (1) That I am the duly elected Secretary of The Galaxy Fund ("Galaxy");

         (2) That in such capacity I have examined the record of actions taken by the Board of Trustees of Galaxy at a Regular Meeting of the Board held on December 5, 1996 (the "Meeting");

         (3) That the following resolutions were duly adopted at the Meeting by the Board of Trustees of Galaxy:

1.       CLASSIFICATION OF SHARES.

                  RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into an additional separate series of shares which shall be designated Class A-Special Series 2;

                  FURTHER RESOLVED, that Class A-Special Series 2 shares of beneficial interest shall represent interests in the Money Market Fund;

                  FURTHER RESOLVED, that each share of Class A-Special Series 2 newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

                  (1) Assets Belong to a Class. All consideration received by Galaxy for the issue or sale of shares of Class A-Special Series 2 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class A (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of

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         Galaxy allocated to Class A (including the Class A shares and Class
         A-Special Series 1 shares formerly classified, Class A-Special Series 2 shares herein classified or such other shares with respect to such Class A) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation of such shares of Class A, and any assets derived from any reinvestment of such proceeds in whatever form, shall be allocated to the Class A-Special Series 2 shares in the proportion that the net asset value of such Special Series 2 shares of such Class bears to the total net asset value of all shares of such Class A (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).

                  (2) Liabilities Belonging to a Class. All the liabilities (including expenses) of Galaxy in respect of Class A shall be allocated to the Class A-Special Series 2 shares hereby classified of such Class A in the proportion that the net asset value of such Special Series 2 shares of such Class bears to the total net asset value of all shares of such Class A (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class A- Special Series 2 shares (or any other series of shares of such Class):

                           (a) only the Special Series 2 shares of Class A shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 2 shares; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 2 shares of Class A; and

                           (b) no Special Series 2 shares of Class A shall bear
         (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class A other than Special Series 2 shares of such Class A; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares

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         of Class A other than the Special Series 2 shares of such Class A and which therefore should be borne solely by such other shares of Class A and not the Special Series 2 shares of such Class A.

                  (3) Preferences, Conversion and Other Rights, Voting Powers, Restrictions, Limitations, Qualifications, and Terms and Conditions of Redemption. Except as provided hereby, each Special Series 2 share of Class A shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class A (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

                           (a) On any matter that pertains to the agreements or
                  expenses and liabilities described under Section (2), clause
                  (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Special Series 2 shares of Class A (excluding the other shares classified as a series of such Class other than Special Series
                  2) shall be entitled to vote, except that:

                                     (i) if said matter affects shares in Galaxy
                  other than the Special Series 2 shares of Class A, such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Special Series 2 shares of such Class A shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                                    (ii) if said matter does not affect the
                  Special Series 2 shares of Class A, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares in Galaxy other than said Special Series 2 shares of such Class A.

                           (b) With respect to the Special Series 2 shares of
                  Class A, the first sentence of Section 5.1B(9) shall not apply, and the following shall apply instead:

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                                    To the extent of the assets of the Trust
                                    legally available for such redemptions, a Shareholder of the Trust shall have the right to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to the classes with the same alphabetical designation as such class at a redemption price equal to the net asset value per Share for such Shares being redeemed next determined after receipt of a request to redeem in proper form as determined by the Trustees, less such deferred sales charge, redemption fee or other charge, if any, as may be fixed by the Trustees, subject to the right of the Trustees to suspend the right of redemption of Shares or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

                           (c) Class A-Special Series 2 shares shall be
                  convertible into Class A shares on the basis of the relative net asset values of the shares converted and the shares into which such shares are converted, and otherwise after such time or times, and upon such conditions and pursuant to such procedures, as shall be determined by the Trustees from time to time in connection with the sale and issuance of such shares. The foregoing resolutions remain in full force and effect as of the date hereof.

                                             ____________________________
                                             W. Bruce McConnel, III
                                             Secretary


Dated:  _________ __, 1996

Subscribed and sworn to before
me this ____ day of ________, 1996

______________________________________
Notary Public or Commissioner of Deeds
My Commission Expires:



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